Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING LINE

OF CREDIT LOAN AGREEMENT

This Fourth Amendment (this “Amendment”) is made by and between WEBSTER BANK, N.A., a national banking association having an address at CityPlace II – 185 Asylum Street, Hartford, Connecticut 06103 (“Bank” or “Lender”) and INDUS REALTY TRUST, LLC, a Maryland limited liability company, formerly known as GRIFFIN INDUSTRIAL MARYLAND, LLC, and successor by merger with GRIFFIN INDUSTRIAL REALTY, INC., having an address at 641 Lexington Avenue, 26th Floor, New York, New York 10022 (“Borrower”).

STATEMENT OF FACTS

A.On April 24, 2013, Lender made a loan to Borrower in the principal amount of up to TWELVE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($12,500,000.00) (“Loan”), evidenced by a certain Revolving Line of Credit Note in that amount dated April 24, 2013 (“Note”).

B.In connection with the Loan, Borrower and Lender entered into a Revolving Line of Credit Loan Agreement dated April 24, 2016 (“Original Loan Agreement”); the Note, Loan Agreement, as herein defined, and all other documents executed in connection with the indebtedness evidenced by the Note being collectively referred to herein as the “Loan Documents”).

C.The Loan had an initial term of two (2) years expiring on May 1, 2015, with an option to extend for one (1) additional year through May 1, 2016.

D.The Loan was previously amended by First Amendment to Revolving Line of Credit Loan Agreement, dated April 26, 2016 between Borrower and Lender (“First Amendment”), by Second Amendment to Revolving Line of Credit Loan Agreement, dated July 22, 2016 between Borrower and Lender (“Second Amendment”) and Third Amendment to Revolving Line of Credit Loan Agreement, dated September 19, 2019 (“Third Amendment”; and the Original Loan Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment , herein the “Loan Agreement”), which Third Amendment increased the maximum amount of the Loan to NINETEEN MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($19,500,000) and extended the Maturity Date of the Loan to September 30, 2021 with an option to extend for one (1) additional year through September 30 2022.

E.Pursuant to the Loan Agreement, the Lender has issued three (3) outstanding letters of credit which are secured by Reimbursement Agreements between Borrower and Lender as follows: (a) Letter of Credit No. 10714 in favor of Bond Safeguard Insurance Company and/or Lexon Insurance Company issued on May 10 2013, as amended and/or extended to date, (b) Letter of Credit No. No. 10786 in favor of Hanover Township, Northampton County, PA issued on June 9, 2014, as amended and/or extended to date, and (c) Letter of Credit No. 11006 in favor of Township of Upper Macungie, PA issued on October 25, 2017, as amended and/or extended to date (collectively, the “Letter of Credit Reimbursement Agreements”).

F.Borrower and Lender have agreed to further increase the maximum principal amount of the Loan to THIRTY FIVE MILLION and NO/100 DOLLARS ($35,000,000), on the condition that two (2) additional properties owned by Riverbend Concord Properties II LLC, an affiliate of Borrower, located at 160 International Drive and 180 International Drive, Concord, North Carolina are added as additional collateral for the Loan.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and sufficiency of which is hereby acknowledged:

IT IS AGREED:

1.Increase in Maximum Principal Amount of the Advances. The Loan Agreement is hereby amended by deleting the amount “Nineteen Million Five Hundred and 00/100 Dollars ($19,500,000.00)”, as it appears in Paragraph 1 of the Loan Agreement, and the amount “Thirty Five Million and 00/100 Dollars ($35,000,000.00)” is substituted for it. The Note is being amended and restated of even date herewith up to the original principal amount of Thirty Five Million and 00/100 Dollars ($35,000,000.00) (“Restated Note”) and all references in the Loan Agreement to the Note shall now mean the Restated Note.

2.Applicable Interest Rate. From and after the date hereof, the definition of “Applicable Interest Rate” set forth in Section 2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Applicable Interest Rate” shall mean the One Month LIBOR Rate (as currently defined in the Loan Agreement) plus 250 basis points per annum; provided, however, that in no event shall the One Month LIBOR Rate be less than Zero (0).”

3.Fees. Upon execution of this Amendment, Borrower shall pay a fee of ½ of one percent (0.50%) of the increased face amount of the Loan, which increased availability is $15,500,000, resulting in a fee due upon execution of this Amendment of $77,500. Borrower shall pay on October 1st of each year the following fee: 1/8th of one percent (0.125%) of the average undrawn portion of the Loan, if the average outstanding Advances of the Loan, calculated on a twelve (12) month basis for the preceding twelve (12) months, are less than one hundred percent (100%) of the Loan. The unused line shall be prorated and paid for any partial year upon any payoff of the Loan. Borrower hereby acknowledges and agrees that the Lender is authorized to pay itself the foregoing fees on the dates specified herein.

4.Security. Section 9(b) of the Loan Agreement is amended by adding the words “and a mortgage on the fee simple estate of property owned by Riverbend Concord Properties II LLC known as 160 International Drive and 180 International Drive, Concord, North Carolina” after the words “131 Phoenix Crossing, Bloomfield”.

5.Letter of Credit Reimbursement Agreements. Borrower hereby confirms and ratifies its obligations under each of the Letter of Credit Reimbursement Agreements.

6.Affirmative Covenants. Subsections (a) through (f) of Section 11 of the Loan Agreement are hereby deleted and restated in their entirety, as follows:

“So long as any part of the Credit Loan is unpaid, Borrower (or with respect to subparagraphs (c), (d), (e) and (f) below INDUS Realty Trust, Inc., a Maryland corporation and sole member of Borrower (“INDUS, Inc.”) shall):

(a)Net Operating Income. Maintain net operating income of the Property (excluding depreciation and amortization), equal to or greater than one hundred twenty-five (125%) of the interest due on the Credit Loan (calculated as if the Credit Loan was fully advanced), subject to certain adjustments as to the amount of the Credit Loan, as the case may be, in accordance with the terms and conditions of Section 17 hereof; further provided that in order to exercise the Fourth Extended Term, the computation of this 125% net operating income/debt service covenant must be satisfied based upon an assumption that the $35,000,000 maximum loan amount is paid at an assumed 5% interest rate over an assumed 30 year amortization period.

(b)Loan to Value Ratio. Maintain a maximum ratio of the amount of the Credit Loan to the appraised value of the Property of not more than seventy percent (70%) until the Third Extended Maturity Date, and if the Fourth Extended Term is exercised, maintain a maximum ratio of the amount of the Credit Loan to the appraised value of the Property of not more than sixty percent (60%) until the Fourth Extended Maturity Date; further provided that if Borrower provides Bank with evidence reasonably satisfactory to Bank that Borrower has successfully raised $75,000,000 in additional equity following the date of this Amendment, the maximum ratio of the Credit Loan to the appraised value of the Property during the Fourth Extended Term may be sixty-five percent (65%).

(c)Minimum Net Worth/Total Shareholder’s Equity. Maintain total shareholder or investor’s equity and minimum net worth of not less than Eighty Million ($80,000,000) Dollars.

(d)Current Liquidity. Maintain a minimum liquidity of $5,000,000. Liquidity shall include ash, cash equivalents, short term investments, and availability under the lines of credit and under any “ATM equity shelf offering”, in accordance with any universal shelf registration statement on Form S-3 filed hereafter which will allow INDUS, Inc. to issue and sell its common stock.

(e)Total Debt Ratio. Maintain a ratio of total debt to total assets not to exceed fifty (50%) percent of the total fair value of Borrower’s assets.

(f) Fixed Charge Coverage. Maintain a fixed charge coverage ratio of at least 1.1:1.0. The Fixed Charge Coverage is defined as (1) EBITDA minus cash income taxes, and dividends paid, divided by (2) debt service.  EBITDA is calculated as net income plus interest, taxes, depreciation, and amortization.”

The remaining subsections of Section 11 are re-lettered as items (g) through (l).

7.Reaffirmation by Borrower. Borrower hereby represents and warrants to Lender that:

a.As of the date of this Amendment, there exists no default or Event of Default (as defined in the Loan Documents) under the Loan Documents or the Letter of Credit Reimbursement Agreements and no circumstance which would constitute an Event of Default after the giving of notice or the passage time, or both;

b.The unpaid principal balance of the indebtedness evidenced by the Note, if any, is due and owing pursuant to, and in accordance with, the terms of the Note and Loan Documents, as amended herein, without any claim, offset, or defense by or from the Borrower, all of which are hereby specifically waived and released;

c.No claim, counterclaim, offset, or defense exists with respect to the full and timely performance of all other duties, obligations, covenants and warranties of the Borrower set forth in the Note, Loan Documents or the Letter of Credit Reimbursement Agreements, all of which are specifically waived and released; and

d.There are no claims, litigation, or proceedings pending or, to the best of the knowledge of the person signing on behalf of the Borrower, threatened against the Borrower or the Property (as defined in the Loan Documents), which, if determined against the Borrower or Property will materially and adversely affect the Property or the ability of the Borrower to perform any duties and obligations under the Note and Loan Documents.

8.Defined Terms. Any defined terms not defined herein shall have the same meaning and definition as is contained in the Loan Agreement or other Loan Documents, as applicable.

9.Survival. The Loan Agreement, as modified herein, is hereby ratified and shall remain in full force and effect.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES APPEAR ON FOLLOWING PAGE

SIGNED as of the 17th day of March, 2021.

WEBSTER BANK, N.A.

By	/s/James Lane
James Lane
Its Senior Vice President

INDUS REALTY TRUST, LLC

By	/s/Anthony J. Galici
Anthony J. Galici
Its Executive Vice President

(Signature page of Fourth Amendment to Revolving Line of Credit Loan Agreement)